Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

Corporate Capital Trust, Inc. Reports Second Quarter 2018 Results and Declares Regular Dividend for Third Quarter

SAN FRANCISCO – Corporate Capital Trust, Inc. (NYSE:CCT), a leading business development company, announced its operating results for the quarter ended June 30, 2018, and announced that its board of directors has declared its third quarter 2018 regular dividend.

Financial Highlights for the Quarter Ended June 30, 2018

●	Pro forma net investment income of $50.3 million, or $0.40 per share, as compared to $49.5 million, or $0.39 per share, for the prior quarter[1]

●	Net investment income of $49.4 million, or $0.39 per share, as compared to $49.5 million, or $0.39 per share, for the prior quarter

●	Net realized and unrealized losses on investments of $11.4 million, or $0.09 per share, resulting from $13.1 million of net realized losses and $1.7 million of net unrealized gains. This compares to net realized and unrealized gains on investments of $23.4 million, or $0.18 per share, for the prior quarter

●	Paid regular cash dividends to stockholders totaling $0.402 per share

●	Net asset value of $19.58 per share, compared to $19.72 as of March 31, 2018

●	For the quarter ended June 30, 2018, the Net Investment Income / Dividend coverage ratio was 99% and 102% net of the dividend reinvestment and pro forma was 100% and 104% respectively[1]

“We are pleased with the progress we’ve made since announcing the partnership between FS Investments and KKR,” said Todd Builione, President of CCT. “Completing the merger with FSIC, closing the $3.4 billion revolving credit facility, of which CCT will be allocated $1.45 billion, and maintaining our strong origination pipeline will position us well to deliver consistent long-term performance and drive value for our investors.”

Declaration of Regular Dividend for Third Quarter 2018

CCT’s board of directors has declared a regular quarterly cash dividend for the third quarter of $0.402 per share, which will be payable on October 9, 2018 to stockholders of record as of the close of business of September 28, 2018.

Summary Consolidated Results2

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)	June 30, 2018	March 31, 2018	June 30, 2017
Total investment income	$103,764	$99,642	$100,474
Net investment income	$49,426	$49,490	$52,914
Net increase in net assets resulting from operations	$38,074	$72,903	$36,962

Net investment income per share	$0.39	$0.39	$0.39
Total net realized and unrealized gain (loss) per share	$(0.09)	$0.18	$(0.12)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.30	$0.57	$0.27

Net investment income per share – Adjusted[1]	$0.40	$0.39	$0.39
Total net realized and unrealized gain (loss) per share	$(0.09)	$0.18	$(0.12)
Net increase (decrease) in net assets resulting from operations (Earnings per Share) – Adjusted[1]	$0.31	$0.57	$0.27

Regular Stockholder dividends per share	$0.40	$0.40	$0.45
Special Stockholder dividends per share	$0.10	—	—
Net asset value per share at period end	$19.58	$19.72	$20.07
Weighted average shares outstanding	126,056	127,130	137,064
Shares outstanding, end of period	124,663	127,074	136,997

(dollar amounts in thousands)	As of June 30, 2018	As of December 31, 2017
Total fair value of investments	$4,082,314	$3,969,097
Total assets	$4,375,046	$4,221,500
Total net assets	$2,440,916	$2,485,102

Portfolio Highlights as of June 30, 2018

●	Total fair value of investments was $4.1 billion

●	New investment fundings for the quarter were $575 million. At June 30, 2018, 83.2% of total investments at fair market value were in Originated Strategy Investments[3]

●	Average annual yield on debt investments was 10.5%, compared to 9.6% as of March 31, 2018[4]

●	75% of investments in senior secured debt, compared to 73% as of March 31, 2018

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	June 30, 2018	March 31, 2018	June 30, 2017
Purchases	$574.8	$378.1	$564.3
Sales and redemptions[5]	$452.3	$394.8	$374.3
Net investment activity	$122.5	($16.7)	$190.0
Net Sales to SCJV	$206.9	$97.0	—
Adjusted net investment activity	$329.4	$80.3	$190.0

Portfolio Data	As of June 30, 2018	As of December 31, 2017
Total fair value of investments	$4,082,314	$3,969,097
Number of Portfolio Companies	132	113
% of Investments on Non-Accrual (based on fair value)	1.5%	1.2%
Average yield on debt investments[4]	10.5%	9.5%

Asset Class (based on fair value)
First Lien Senior Secured Loans	38.5%	42.1%
Second Lien Senior Secured Loans	25.5%	23.8%
Other Senior Secured Debt	5.4%	3.6%
Subordinated Debt	6.8%	9.6%
Asset Based Finance	10.1%	8.7%
Strategic Credit Opportunities Partners	7.5%	7.6%
Equity/Other	6.2%	4.6%

Interest Rate Type (based on US$ Par)
% Variable Rate	74%	78%
% Fixed Rate	26%	22%

Funding and Liquidity Management as of June 30, 2018

●	Debt to equity ratio of 0.74x, based on $1.80 billion in total debt outstanding and net asset value of $2.44 billion. CCT’s weighted average stated interest rate was 4.70%.

●	Cash and cash equivalents of approximately $89.8 million and availability under its financing arrangements of $383 million, subject to borrowing base and other limitations.

Conference Call Information

A conference call to discuss CCT’s financial results will be held on Friday, August 10, 2018 at 11:00 a.m. ET. The conference call may be accessed by dialing (833) 818-6808 (U.S. callers) or +1 (409) 350-3502 (non-U.S. callers); a passcode is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Relations section of CCT’s website at http://corporatecapitaltrust.com/investor-relations/events-presentations/.

A replay of the call will be available on CCT’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 9182178, beginning approximately two hours after the broadcast.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of CCT’s website at http://corporatecapitaltrust.com/investor-relations/events-presentations/ under Events & Presentations.

About Corporate Capital Trust

Corporate Capital Trust is a business development company that provides investors an opportunity to access middle market direct lending investments. The Company is externally managed by FS/KKR Advisor, LLC, and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions. For additional information, please visit www.corporatecapitaltrust.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (“FS/KKR”) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs, including FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

FS/KKR seeks to leverage the size of its platform, differentiated origination capabilities and expertise in capital markets to maximize returns and preserve capital for investors.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include the factors disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 14, 2018. The Company undertakes no obligation to update such statements to reflect subsequent events.

Other Information

The information in this press release is summary information only and should be read in conjunction with CCT’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018, which CCT filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2018, as well as CCT’s other reports filed with the SEC. A copy of CCT’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018 and CCT’s other reports filed with the SEC can be found on CCT’s website at www.corporatecapital trust.com and the SEC’s website at www.sec.gov.

Media Contact
Kristi Huller or Cara Major
media@kkr.com

Investor Relations Contact
Danny McMahon
CCT-IR@kkr.com

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Investments at fair value:

Non-controlled, non-affiliated investments (amortized cost of $3,214,260 and $3,319,093, respectively)	$3,152,849	$3,225,827
Non-controlled, affiliated investments (amortized cost of $336,507 and $298,489, respectively)	258,487	242,985
Controlled, affiliated investments (amortized cost of $697,995 and $540,609, respectively)	670,978	500,285
Total investments, at fair value (amortized cost of $4,248,762 and $4,158,191, respectively)	4,082,314	3,969,097
Cash	82,658	127,186
Cash denominated in foreign currency (cost of $7,217 and $3,724, respectively)	7,111	3,778
Restricted cash	905	51,181
Dividends and interest receivable	48,847	42,517
Receivable for investments sold	126,770	2,320
Principal receivable	6,339	3,389
Unrealized appreciation on swap contracts	4,674	3,763
Unrealized appreciation on foreign currency forward contracts	2,641	1,194
Receivable from advisers	707	2,802
Other assets	12,080	14,273
Total assets	4,375,046	4,221,500
Liabilities
Revolving credit facilities	1,175,000	965,000
Term loan payable, net	381,563	382,768
Unsecured notes payable, net	241,040	240,612
Payable for investments purchased	32,715	47,097
Unrealized depreciation on swap contracts	22,606	29,604
Unrealized depreciation on foreign currency forward contracts	2,340	3,401
Accrued performance-based incentive fees	11,710	8,418
Accrued investment advisory fees	5,262	5,214
Shareholders’ distributions payable	50,186	46,959
Deferred tax liability	1,442	178
Accrued directors' fees	23	—
Other accrued expenses and liabilities	10,243	7,147
Total liabilities	1,934,130	1,736,398
Commitments and contingencies
Net Assets	$2,440,916	$2,485,102
Components of Net Assets
Common stock, $0.001 par value per share, 1,000,000,000 shares authorized, 124,663,131 and 127,130,589 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	$125	$127
Paid-in capital in excess of par value	2,758,334	2,799,400
Undistributed net investment income	22,454	37,633
Accumulated net realized losses	(154,397)	(134,874)
Accumulated net unrealized depreciation on investments, swap contracts, foreign currency forward contracts and foreign currency translation (net of provision for taxes of $1,442 and $178, respectively)	(185,600)	(217,184)
Net assets	$2,440,916	$2,485,102
Net asset value per share	$19.58	$19.55

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Investment income
Interest income:
Non-controlled, non-affiliated investments (net of tax withholding, $3, $1,528, $64 and $1,801, respectively)	$78,586	$75,894	$161,492	$159,629
Non-controlled, affiliated investments	2,234	3,122	3,975	3,122
Controlled, affiliated investments	2,691	—	2,691	—
Total interest income	83,511	79,016	168,158	162,751
Payment-in-kind interest income:
Non-controlled, non-affiliated investments	1,330	1,109	2,439	2,136
Non-controlled, affiliated investments	—	—	—	—
Controlled, affiliated investments	3,751	2,940	7,446	5,403
Total payment-in-kind interest income	5,081	4,049	9,885	7,539
Fee income:
Non-controlled, non-affiliated investments	4,179	5,645	4,886	8,250
Total fee income	4,179	5,645	4,886	8,250
Dividend and other income:
Non-controlled, non-affiliated investments	1,166	3,893	2,132	4,189
Non-controlled, affiliated investments	—	—	—	—
Controlled, affiliated investments	9,827	7,871	18,345	10,593
Total dividend and other income	10,993	11,764	20,477	14,782
Total investment income	103,764	100,474	203,406	193,322
Operating expenses
Investment advisory fees	15,563	20,914	30,778	41,685
Interest expense	22,272	15,207	42,086	29,355
Performance-based incentive fees	11,710	4,748	24,083	5,675
Professional services	2,631	1,959	3,893	3,005
Investment adviser expenses	267	1,713	460	2,609
Administrative services	796	770	1,457	1,610
Custodian and accounting fees	443	399	838	836
Offering expenses	—	122	—	327
Director fees and expenses	150	168	298	301
Other	528	1,362	972	2,141
Total operating expenses	54,360	47,362	104,865	87,544
Net investment income before taxes	49,404	53,112	98,541	105,778
Income tax expense (benefit), including excise tax	(22)	198	(375)	321
Net investment income	49,426	52,914	98,916	105,457
Net realized and unrealized gains (losses)
Net realized gains (losses) on:
Non-controlled, non-affiliated investments	(11,179)	(85,586)	(16,127)	(70,108)
Controlled, affiliated investments	(12,797)	(7,567)	(12,797)	(7,413)
Swap contracts	787	11,995	2,411	14,311
Foreign currency forward contracts	6,653	(633)	4,477	(78)
Foreign currency transactions	3,471	2,397	2,513	1,882
Net realized losses	(13,065)	(79,394)	(19,523)	(61,406)

Condensed Consolidated Statements of Operations

Continued

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	$2,624	$88,101	$31,855	$99,441
Non-controlled, affiliated investments	(13,088)	(2,879)	(22,516)	(708)
Controlled, affiliated investments	(5,193)	17,117	13,307	22,805
Swap contracts	15,855	(38,262)	7,909	(39,890)
Foreign currency forward contracts	2,265	(9,345)	2,508	(11,981)
Foreign currency translation	(519)	(393)	(215)	(725)
Provision for taxes	(231)	9,103	(1,264)	8,689
Net change in unrealized appreciation	1,713	63,442	31,584	77,631
Net realized and unrealized gains (losses)	(11,352)	(15,952)	12,061	16,225
Net increase in net assets resulting from operations	$38,074	$36,962	$110,977	$121,682
Net investment income per share	$0.39	$0.39	$0.78	$0.77
Diluted and basic earnings per share	$0.30	$0.27	$0.88	$0.89
Weighted average number of shares of common stock outstanding (basic and diluted)	126,056,390	137,064,172	126,558,009	137,275,134
Distributions declared per share	$0.50	$0.45	$0.90	$0.90

Summary Consolidated Results – reconciliation

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)	June 30, 2018	March 31, 2018	June 30, 2017
Pre-incentive fee Net Investment Income	$0.48	$0.49	$0.42
Adjust Management Fee to 1.5%	—	—	$0.04
Add back one time listing / merger expenses	$0.01	—	—
Adjusted Pre-incentive fee Net Investment Income	$0.49	$0.49	$0.46
Adjusted Incentive Fee	($0.09)	($0.10)	($0.09)
Adjusted Net Investment Income	$0.40	$0.39	$0.37

Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)	June 30, 2018
Pre-incentive fee Net Investment Income	$61,136
Adjust Management Fee to 1.5%	—
Add back one time listing / merger expenses	$1,041
Adjusted Pre-incentive fee Net Investment Income	$62,177
Adjusted Incentive Fee	($11,918)
Adjusted Net Investment Income	$50,259

1 For comparison purposes to Q1 and Q2 2018, 2017 management fees have been adjusted to 1.5% and income incentive fee has been recalculated based on current advisor contract. Additionally, one-time merger related expenses have been added back. See full reconciliation above.

2 All per share metrics are presented pro forma for the 1-for-2.25 reverse stock split which occurred on October 31, 2017. Schedule may include balancing figures derived from the other figures in the schedule and may differ slightly due to rounding associated with the 2.25x stock split.

3 Originated Strategy Investments are defined as investments where our Advisor negotiates the terms of the transaction beyond just the price, which, for example, may include negotiating financial covenants, maturity dates or interest rate terms or where we participate in other originated investment where there may be third parties involved, or a bank acting as an intermediary, for a closely held club, or similar investment.

4 The weighted average annual yield for accruing debt investments is computed as (i) the sum of (a) the stated annual interest rate of each debt, and debt like, investment, multiplied by its par amount, adjusted to U.S. dollars and for any partial income accrual when necessary, as of the end of the applicable reporting period, plus (b) the annual amortization of the purchase or original issue discount or premium of each accreting debt investment; divided by (ii) the total amortized cost of debt investments included in the calculated group as of the end of the applicable reporting period. Prior to Q3 2017 our weighted average annual yield did not adjust for any non-accreting or partial accrual investments. Beginning in Q2 2018, asset based finance investments with an effective interest rate are being included in the calculation.

5 Q1 and Q2 2018 Sales and Redemptions include $97.0 million and $206.9 million respectively of investments sold to SCJV.